UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35587	27-2249687
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451	(339) 970-0900
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01              Entry into a Material Definitive Agreement.

On June 30, 2016, TESARO, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Leerink Partners LLC, Credit Suisse Securities (USA) LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”) in connection with the issuance and sale of 4,650,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”).  Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 697,500 shares of Common Stock for a period of 30 days from the date of the Underwriting Agreement.  The Underwriters fully exercised the option, purchasing 697,500 of the option shares (together with the Firm Shares, the “Shares”).  The closing of the sale of the Shares occurred on July 7, 2016, at a purchase price per share paid to the Company of $76.545 (the offering price to the public of $81.00 per share minus the Underwriters’ discount of $4.455 per share).  The Company estimates that the net proceeds from the offering will be approximately $409.0 million, after deducting the underwriting discount and other offering expenses payable by the Company.

The Shares were offered and sold pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-212324), previously filed with the Securities and Exchange Commission (“SEC”), including a final prospectus supplement to the prospectus contained therein filed with the SEC on July 5, 2016.

The Underwriting Agreement includes certain customary representations, warranties, and covenants by the Company, and it provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 30, 2016, between the Company and the Underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Senior Vice President, General Counsel and Secretary

Dated:  July 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 30, 2016, between the Company and the Underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).